Filed Pursuant to Rule 424(b)(5)
Registration No. 333-287753

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 3, 2025)

Up to $50,000,000

Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, having an aggregate offering price of up to $50,000,000 through Janney Montgomery Scott LLC and Scotia Capital (USA) Inc. (collectively, the “sales agents” and each individually, a “sales agent”), as our agents under an “at the market offering” distribution agreement (the “distribution agreement”). The distribution agreement provides that, in addition to the issuance and sale of common stock by us through the sales agents acting as sales agents or directly to the sales agents acting as principals, we also may enter into forward sale agreements, between us and affiliates of each sales agent. We refer to these affiliated entities, when acting in such capacity, as forward purchasers. In connection with each such forward sale agreement, and subject to the terms and conditions of the distribution agreement, the relevant forward purchaser will, at our request, borrow from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that will underlie such forward sale agreement to hedge its exposure under such forward sale agreement. We refer to the sales agents, when acting as agents for the forward purchasers, as the forward sellers. In no event will the aggregate number of shares of our common stock sold through the sales agents, each as an agent for us, as principal and as a forward seller, under the distribution agreement have an aggregate sales price in excess of $50,000,000. The offering of common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale, under the distribution agreement, of shares of our common stock with an aggregate sales price of $50,000,000, and (2) the termination of the distribution agreement, pursuant to its terms, by either all of the sales agents or us.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. In the event of full physical settlement of each forward sale agreement (by delivery of our common stock) with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of the relevant forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. If, however, we elect to cash settle or net share settle a forward sale agreement, we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.

The shares of our common stock will be offered at market prices prevailing at the time of sale in “at the market offerings,” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). We will submit orders to only one sales agent or one forward seller, as the case may be, relating to the sale of shares of our common stock on any given day. Subject to the terms and conditions of the distribution agreement, the sales agents, forward sellers or forward purchasers have agreed to use their commercially reasonable efforts consistent with their respective normal trading and sales practices to sell on our behalf all of the designated shares.

The distribution agreement also provides that we may sell shares of our common stock to a sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of our common stock to a sales agent as principal, then we will enter into a separate terms agreement with that sales agent setting forth the terms of such transaction.

We have agreed to pay each sales agent a commission equal to up to 2% of the sales price of all shares of our common stock sold through it as our sales agent under the distribution agreement. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission equal to up to 2% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. In connection with the sale of the shares of common stock on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each sales agent will be deemed to be underwriting commissions or discounts.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “UTL”. The last reported sale price of our common stock on the NYSE on May 30, 2025 was $54.83 per share.

Investing in our common stock involves significant risks. You should review carefully the “Risk Factors” on page S-7 of this prospectus supplement, and in the documents incorporated by reference in this prospectus supplement and accompanying base prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Janney Montgomery Scott	Scotiabank

The date of this prospectus supplement is June 3, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer shares of our common stock having an aggregate offering price of up to $50,000,000 under this prospectus supplement at prices and on terms to be determined by market conditions at the time of each such offering.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying base prospectus dated June 3, 2025, and any amendments to such prospectus. This prospectus supplement provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. The accompanying base prospectus provides more general information, some of which does not apply to this offering of our common stock.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the sales agents have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and in the accompanying base prospectus or in any related free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and the accompanying base prospectus or free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

In this prospectus supplement, the “Company,” “Unitil,” “we,” “us,” and “our” refer to Unitil Corporation and its subsidiaries, unless the context otherwise requires.

S-ii

TRADEMARKS

The Unitil logo and other trademarks of Unitil appearing in this prospectus supplement and the accompanying prospectus, including the logos and trademarks of Unitil’s subsidiaries, are the property of Unitil. All other trademarks, service marks and trade names in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying base prospectus may appear without the ® or ™ symbols.

S-iii

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including, without limitation, statements regarding the financial position, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These statements include declarations regarding our beliefs and current expectations. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include those referred to in the section entitled Risk Factors and the following:

•	numerous hazards and operating risks relating to our electric and natural gas distribution activities, which could result in accidents and other operating risks and costs;

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fluctuations in the supply of, demand for, and the prices of, electric and gas energy commodities and transmission and transportation capacity and our ability to recover energy supply costs in our rates;

•	catastrophic events;

•	customers’ preferred energy sources;

•

cyber-attacks, acts of terrorism, acts of war, severe weather, solar events, electromagnetic events, natural disasters, the age and condition of information technology assets, human error, or other factors could disrupt our operations and cause us to incur unanticipated losses and expense;

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outsourcing of services to third parties could expose us to substandard quality of service delivery or substandard deliverables, which may result in missed deadlines or other timeliness issues, non-compliance (including with applicable legal requirements and industry standards) or reputational harm, which could negatively affect our results of operations;

•	unforeseen or changing circumstances, which could adversely affect the reduction of Company-wide direct greenhouse gas emissions;

•

our regulatory and legislative environment (including laws and regulations relating to climate change, greenhouse gas emissions and other environmental matters) could affect the rates we are able to charge, our authorized rate of return, our ability to recover costs in our rates, our financial condition, results of operations and cash flows, and the scope of our regulated activities;

•

general economic conditions, which could adversely affect (i) our customers and, consequently, the demand for our distribution services, (ii) the availability of credit and liquidity resources, and (iii) certain of our counterparty’s obligations (including those of our insurers and lenders);

•	our ability to obtain debt or equity financing on acceptable terms;

•	increases in interest rates, which could increase our interest expense;

•

declines in capital markets valuations, which could require us to make substantial cash contributions to cover our pension obligations, and our ability to recover pension obligation costs in our rates;

•

our ability to consummate acquisitions or other strategic transactions, to successfully integrate any acquired assets or business, or derive value from strategic transactions and investment, including but not limited to the completed acquisition of Bangor Natural Gas Company, the acquisition of Maine Natural Gas Company, and the acquisitions of Aquarion Water Company of Massachusetts, Inc., Aquarion Water Company of New Hampshire, Inc., and Abenaki Water Co., Inc.;

•	restrictive covenants contained in the terms of our and our subsidiaries’ indebtedness, which restrict certain aspects of our business operations;

•	customers’ preferred energy sources;

•	severe storms and our ability to recover storm costs in our rates;

•	variations in weather, which could decrease demand for our distribution services;

•	long-term global climate change, which could adversely affect customer demand or cause extreme weather events that could disrupt our electric and natural gas distribution services;

•	employee workforce factors, including the ability to attract and retain key personnel;

•	our ability to retain our existing customers and attract new customers;

•	increased competition; and

•	other presently known or unforeseen factors.

Many of these risks are beyond our control. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This prospectus supplement summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of the Company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and any applicable prospectus supplement or amendment, including the factors described under the heading “Risk Factors,” beginning on page S-8 of this prospectus supplement, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

We are a public utility holding company headquartered in Hampton, New Hampshire. The following companies are subsidiaries of Unitil Corporation:

•	Unitil Energy Systems, Inc. (“Unitil Energy”);

•	Fitchburg Gas and Electric Light Company (“Fitchburg”);

•	Northern Utilities, Inc. (“Northern Utilities”);

•	Bangor Natural Gas Company (“Bangor”);

•	Granite State Gas Transmission, Inc. (“Granite State”);

•	Unitil Power Corp. (“Unitil Power”);

•	Unitil Realty Corp. (“Unitil Realty”);

•	Unitil Service Corp. (“Unitil Service”); and

•	Unitil Resources, Inc. (“Unitil Resources”).

Unitil and its subsidiaries are subject to comprehensive regulation by federal and state utility regulatory authorities, including regulation as a holding company system by the Federal Energy Regulatory Commission under the Energy Policy Act of 2005.

Our principal business is the local distribution of electricity and natural gas throughout our service territories in the states of New Hampshire, Maine, and Massachusetts. Unitil Corporation is the parent company of four distribution utilities: (i) Unitil Energy, which provides electric service in the southeastern seacoast and state capital regions of New Hampshire, including the capital city of Concord; (ii) Northern Utilities, which provides natural gas service in southeastern New Hampshire and portions of southern and central Maine, including the city of Portland, which is the largest city in northern New England; (iii) Fitchburg, which provides both electric and natural gas service in the greater Fitchburg area of north central Massachusetts; and (iv) Bangor, which provides natural gas service in the Bangor area of central Maine. Unitil Energy, Fitchburg, Northern Utilities and Bangor are collectively referred to as our “retail distribution utilities.” On January 31, 2025, Unitil Corporation acquired Bangor. Bangor was incorporated under the laws of the State of Maine in 1998.

In addition, Unitil is the parent company of Granite State, an interstate natural gas transmission pipeline company that provides interstate natural gas pipeline access and transportation services to Northern Utilities in its New Hampshire and Maine service territory. Unitil’s operating revenue is substantially derived from regulated natural gas and electric distribution utility operations.

A sixth utility subsidiary, Unitil Power, formerly functioned as the full requirements wholesale power supply provider for Unitil Energy, but currently has limited business and operating activities. In connection with the implementation of electric industry restructuring in New Hampshire, Unitil Power ceased being the wholesale supplier for Unitil Energy in 2003 and divested substantially all of its long-term power supply contracts through the sale of the entitlements to the electricity associated with those contracts.

Unitil has three other wholly owned non-utility subsidiaries: (i) Unitil Service; (ii) Unitil Realty; and (iii) Unitil Resources. Unitil Service provides, at cost, a variety of administrative and professional services, including regulatory, financial, accounting, human resources, engineering, operations, technology and energy supply management services on a centralized basis to its affiliated Unitil companies. Unitil Realty owns and manages our corporate office in Hampton, New Hampshire, leases this facility to Unitil Service under a long-term lease arrangement, and owns certain other property. Unitil Resources is our wholly owned non-regulated subsidiary.

Our retail distribution utilities serve approximately 109,400 electric customers and 97,600 natural gas customers in their service territories. Our retail distribution utilities are local “pipes and wires” utility distribution companies and, combined with Granite State, had a combined investment in Net Utility Plant of $1,618.9 million at March 31, 2025. We do not own or operate electric generating facilities or major transmission facilities and substantially all of our utility assets are dedicated to the retail delivery of electricity and natural gas to our customers. Our total operating revenue was approximately $494.8 million in the year ended December 31, 2024 and approximately $170.8 million in the three months ended March 31, 2025, which includes revenue to recover the cost of purchased electricity and natural gas in rates on a fully reconciling basis. As a result of this reconciling rate structure, our earnings are not affected by changes in the cost of purchased electricity and natural gas. Substantially all of our operating revenue is derived from regulated utility operations.

Corporate Information

We were incorporated in the State of New Hampshire in 1984.

Our principal executive offices are located at 6 Liberty Lane West, Hampton, New Hampshire, 03842-1720, and our telephone number is (603) 772-0775. Our website is located at https://unitil.com/. We do not incorporate by reference into this prospectus supplement the information on, or accessible through, our website. Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Plan of Distribution	“At the market offering” that may be made from time to time through the sales agents acting as sales agents. We may also sell shares of common stock to each sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to a sales agent as principal, we will enter into a separate terms agreement with such sales agent and we will describe this terms agreement in a separate prospectus supplement or pricing supplement if required. In addition, we also may enter into forward sale agreements, between us and affiliates of certain of the sales agents. We refer to these affiliated entities, when acting in such capacity, as forward purchasers. In connection with each such forward sale agreement, and subject to the terms and conditions of the distribution agreement, the relevant forward purchaser will, at our request, borrow, from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that will underlie such forward sale agreement to hedge its exposure under such forward sale agreement. We refer to sales agents, when acting as agents for forward purchasers, as forward sellers.

Use of Proceeds	We currently intend to use the net proceeds, if any, from the sale of shares of our common stock in this offering for general corporate purposes, including capital contributions to our utility subsidiaries, repayment of debt, acquisitions, capital expenditures, and working capital. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Dividend Policy	We expect to pay dividends on our common stock in amounts determined from time to time by our board of directors. Future dividend levels will be dependent on our results of operations, financial position, cash flows and other factors.

Accounting Treatment of Forward Sales

In the event that we enter into any forward sale agreement, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price subject to increase or decrease based on the federal funds rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the relevant forward sale agreement. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares to the relevant forward purchaser on the physical settlement or net share settlement of the forward sale agreement would result in dilution to our earnings per share and return on equity.

Common Stock New York Stock Exchange Symbol	“UTL”.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to carefully considering the other information contained in this prospectus supplement, in the accompanying base prospectus and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the accompanying base prospectus, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Risks Related to this Offering

Settlement provisions contained in any forward sale agreement subject us to certain risks.

A forward purchaser will have the right to accelerate a forward sale agreement that it enters into with us and require us to physically settle such forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement) on a date specified by such forward purchaser if:

•

in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure under such forward sale agreement in a commercially reasonable manner because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;

•	we declare any dividend, issue or distribution on shares of our common stock

•	payable in cash in excess of specified amounts,

•	that constitutes an extraordinary dividend under the forward sale agreement,

•	payable in securities of another company as a result of a spinoff or similar transaction, or

•

of any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price as determined in a commercially reasonable manner by the applicable calculation agent;

•	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

•

an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, insolvency, a delisting of our common stock, or change in law); or

•	certain other events of default or termination events occur (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

We expect that settlement of any forward sale agreement will generally occur no later than the date specified in such forward sale agreement. However, any forward sale agreement may be settled earlier than such specified date in whole or in part at our option. Except under the circumstances described above, we generally have the right to elect physical, cash or net share settlement under each forward sale agreement. Delivery of our common stock upon physical settlement of any forward sale agreement (or, if we elect net share settlement of any forward sale agreement, upon such settlement to the extent we are obligated to deliver our common stock) will result in dilution to our earnings per share and return on equity. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

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return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we currently expect to declare during the term of such forward sale agreement. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference. Any such difference could be significant.

In addition, the purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decreasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement, as the case may be.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Giving effect to the issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering may have a dilutive effect on our expected earnings per weighted average common share. The actual amount of dilution cannot be determined at this time and will be based on a number of factors. Also, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering and investors purchasing shares or other securities in the future could have rights superior to existing shareowners. The issuance of these securities may cause further dilution to our shareowners.

Issuances by the Company or sales by stockholders of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amount of our common stock in the public market, the market price of our common stock could decline significantly.

Our management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways that may not yield a favorable return or enhance the value of our common stock. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds, if any, from this offering in the manner described in the section titled “Use of Proceeds.” The failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, and the uses will depend on how much of the maximum $50,000,000 of shares are actually sold in this offering. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

The common stock offered hereby likely will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the distribution agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required as a condition to any sales in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the distribution agreement with the sales agents as a source of financing.

We intend to use the net proceeds, if any, from the sale of our common stock in this offering for general corporate purposes, including capital contributions to our utility subsidiaries, repayment of debt, acquisitions, capital expenditures, and working capital. We have not identified the amounts we will spend on any specific purpose. The amounts actually expended for any purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and regulatory developments. In the event any net proceeds are not immediately applied, we may temporarily deposit them in our bank accounts as cash and cash equivalents or purchase short-term investments.

PLAN OF DISTRIBUTION

We have entered into a distribution agreement, dated June 3, 2025, with each of the sales agents, forward sellers and forward purchasers under which we may issue and sell up to $50,000,000 in the aggregate of shares of our common stock from time to time through the sales agents acting as sales agents or directly to the sales agents acting as principals for the offer and sale of shares of our common stock. Further, the distribution agreement provides that, in addition to the issuance and sale of shares of our common stock by us to or through the sales agents, we also may deliver from time to time instructions to any sales agent specifying that such sales agent, as a forward seller, use commercially reasonable efforts consistent with their respective normal trading and sales practices to sell shares of our common stock borrowed by the applicable forward purchaser in connection with one or more forward sale agreements, as described below. In no event will the aggregate number of shares of our common stock sold through the sales agents, each as an agent for us, as principal and as a forward seller, under the distribution agreement have an aggregate sales price in excess of $50,000,000.

The sales, if any, of shares of our common stock under the distribution agreement may be made in “at the market offerings” as defined in Rule 415 of the Securities Act. The distribution agreement also provides that we may enter into forward sale agreements, between us and affiliates of each sales agent. We refer to these affiliated entities, when acting in such capacity, as forward purchasers. In connection with each such forward sale agreement, and subject to the terms and conditions of the distribution agreement, the relevant forward purchaser will, at our request, borrow from third parties and, through the relevant sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that will underlie such forward sale agreement to hedge its exposure under such forward sale agreement.

The distribution agreement also provides that we may sell shares of common stock to a sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of common stock to a sales agent as principal, then we will enter into a separate terms agreement with that sales agent setting forth the terms of such transaction, and if required, we will describe that terms agreement in a separate prospectus supplement or pricing supplement.

We have also agreed to reimburse the sales agents and the forward purchasers for their reasonable and documented out-of-pocket expenses, including the fees and expenses of counsel in connection with this offering up to (a) $125,000 in connection with the filing of the distribution agreement, (b) $12,500 per calendar quarter thereafter in connection with ongoing diligence expenses and (c) $25,000 in connection with each issuance of a forward sale agreement, with the excess to be paid by the sales agents and forward purchasers. These reimbursed fees and expenses are deemed to be underwriting compensation to the sales agents under FINRA Rule 5110.

In connection with the sale of our common stock as contemplated in this prospectus supplement, the sales agents and the forward purchasers will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents and the forward purchasers will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents and the forward purchasers against certain liabilities, including liabilities under the Securities Act.

If a sales agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of common stock under the distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents and us.

We estimate that the total expenses from this offering payable by us, excluding compensation payable to the sales agents and the forward purchasers under the distribution agreement, will be approximately $250,000.

We intend to report to the SEC at least quarterly (1) the number of shares of our common stock sold to or through the sales agents in connection with at the market sales as described below under “—Sales Through Sales

Agents,” (2) the number of borrowed shares of our common stock sold by the forward sellers, as agents for the forward purchasers, in connection with the forward sale agreements as described below under “—Sales Through Forward Sellers” and (3) the net proceeds received by us and the compensation paid by us to the sales agents in connection with transactions described in clauses (1) and (2).

Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. The offering of common stock pursuant to the distribution agreement will terminate upon the earlier of (1) the sale, under the distribution agreement, of shares of our common stock with an aggregate sales price of $50,000,000, and (2) the termination of the distribution agreement, pursuant to its terms, by either all of the sales agents or us.

In the ordinary course of their business, certain of the sales agents and/or their affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, lending, financial advisory or other services for us for which they have received, or may receive, separate fees.

The sales agents and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their business, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the Company. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Through Sales Agents

From time to time during the term of the distribution agreement, and subject to the terms and conditions set forth therein, we may deliver instructions to any of the sales agents. Upon receipt of such instructions from us, and subject to the terms and conditions of the distribution agreement, each sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the amount of shares of our common stock specified in our instructions. We or the relevant sales agent may suspend the offering of shares of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate. The obligation of any sales agent under the distribution agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which such sales agent reserves the right to waive in its sole discretion.

We will pay each sales agent a commission equal to up to 2% of the sales price of all shares of our common stock sold through it as our agent under the distribution agreement.

Sales Through Forward Sellers

From time to time during the term of the distribution agreement, and subject to the terms and conditions set forth therein, we may enter into one or more forward sale agreements with a forward purchaser and deliver instructions to its sales agent, requesting that the sales agent execute sales of borrowed shares of our common stock as a forward seller in connection with the applicable forward sale agreement, and subject to the terms and conditions of the distribution agreement, the relevant forward purchaser will, at our request, borrow from third parties, and such forward seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, such shares of our common stock on such terms to hedge such forward purchaser’s exposure under such forward sale agreement. We or the relevant forward seller may immediately suspend the offering of shares of our common stock at any time upon proper notice to the other. The obligation of each forward seller under the distribution agreement to execute such sales of shares of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission equal to up to 2% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. We refer to this commission rate as the forward selling commission.

The initial forward sale price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such forward sale agreement. Thereafter, the initial forward sale price will be subject to price adjustment as described below. If we elect to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the initial forward sale price per share under such forward sale agreement and the number of shares of our common stock underlying such forward sale agreement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the initial forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread. In addition, the initial forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we currently expect to declare during the term of such forward sale agreement. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Before any issuance of shares of our common stock upon settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon full physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price subject to increase or decrease as described in the immediately preceding paragraph. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our shares to the relevant forward purchaser on the physical settlement or net share settlement of the forward sale agreement would result in dilution to our earnings per share and return on equity.

We expect that settlement of any forward sale agreement will generally occur no later than the date specified in such forward sale agreement. However, any forward sale agreement may be settled earlier than that specified date in whole or in part at our option. Except under the circumstances described below, we have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement of such forward sale agreement. If we elect cash or net share settlement of any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:

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return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and,

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the volume-weighted average price at which the relevant forward purchaser (or its affiliate) purchases shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant forward purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference.

In addition, the purchase of our common stock by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decreasing the amount of cash (in the case of cash settlement), or the number of shares (in the case of net share settlement), that such forward purchaser would owe us upon settlement of the applicable forward sale agreement, as the case may be.

A forward purchaser will have the right to accelerate the forward sale agreement that it enters into with us and require us to physically settle such forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such forward purchaser determines is affected by such event) on a date specified by such forward purchaser if:

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in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure under such forward sale agreement in a commercially reasonable manner because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or its affiliate would incur a stock borrowing cost in excess of a specified threshold;

•	we declare any dividend, issue or distribution on shares of our common stock:

•	payable in cash in excess of specified amounts,

•	that constitutes an extraordinary dividend under the forward sale agreement,

•	payable in securities of another company as a result of a spinoff or similar transaction, or

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of any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price as determined in a commercially reasonable manner by the applicable calculation agent;

•	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

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an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, insolvency, a delisting of our common stock, or change in law); or

•	certain other events of default or termination events occur (each as more fully described in each forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate any forward sale agreement and to require us to settle any such forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares and we would not receive any proceeds pursuant to the forward sale agreement.

Restrictions on Sales of Similar Securities

During any period beginning on the date we deliver instructions to any of the sales agents and the applicable sales agent, as forward seller, and ending on the settlement date with respect to the sale of such shares or, in the case of sales by the applicable sales agent as forward seller, ending one settlement cycle after the applicable forward hedge selling period (each, a “Delivery Period”), we have agreed not to, unless we give the sales agents prior written notice, (i) directly or indirectly offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any equity securities or securities convertible into or exercisable, redeemable or exchangeable for shares of our common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock, in cash or otherwise. The restriction described in this paragraph does not apply to:

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sales of shares of our common stock we offer or sell pursuant to the distribution agreement (including sales of borrowed shares of our common stock by the forward sellers in connection with any forward sale agreement);

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the issuance by us of shares of our common stock pursuant to, or the grant of options under, our stock, employee benefit or dividend reinvestment and stock purchase plans (as described in this prospectus supplement, the accompanying prospectus and any free writing prospectus), or the filing of a registration statement with the SEC relating to the offering of any shares of our common stock issued or reserved for issuance under such plans; or

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the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the repurchase of shares of our common stock, provided that such plan does not provide for the repurchase of our common stock during the Delivery Period.

No Public Offering Outside of the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation, or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering material or advertisements in connection with the shares of our common stock may not be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

The validity of the shares of common stock to be offered hereby will be passed upon for us by Patrick Taylor, our Chief Regulatory Counsel. As of May 30, 2025, Mr. Taylor beneficially owned approximately 3,420 shares of our common stock. The sales agents are being represented in connection with this offering by Duane Morris LLP.

EXPERTS

The financial statements of Unitil Corporation as of December 31, 2024 and December 31, 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of Unitil Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the internet at the SEC’s web site at www.sec.gov. Our reports, proxy statements and other information are also available through our Internet site at www.unitil.com. The information contained in our website is not part of this prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

This prospectus is part of a registration statement that we filed with the SEC on Form S-3. This prospectus does not contain all of the information set forth in the registration statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. You may refer to the registration statement and the exhibits for more information about the securities and us. You may inspect the registration statement and exhibits without charge at the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until this offering is complete. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information). The documents we incorporate by reference include the following (other than any information therein that we furnish, rather than file, with the SEC):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 10, 2025, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2025;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2025, as filed with the SEC on May 6, 2025;

•	our Current Reports on Form 8-K dated January 29, 2025 (filed February 4, 2025), March 31, 2025 (filed April 4, 2025), April 30, 2025 (filed May 5, 2025) and May 6, 2025 (filed May 12, 2025); and

•	the description of our common stock, no par value, contained in the registration statement on Form 8-A/A filed on November 3, 2017.

You may request a copy of any of these documents at no cost (other than an exhibit to the filing unless we have specifically incorporated that exhibit by reference into the filing) by writing or telephoning us at the following address:

Shareholder Relations

Unitil Corporation

6 Liberty Lane West

Hampton, NH 03842-1720

Telephone (800) 999-6501

https://www.unitil.com

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

Unitil Corporation

Common Stock

By this prospectus, Unitil Corporation, or any selling stockholders, may offer from time to time, in one or more offerings, common stock, at prices and on terms that we will determine at the time of the offering. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. This prospectus describes some of the general terms that may apply to the common stock and the general manner in which such common stock may be offered. We will provide specific terms of the common stock to be sold and the methods by which we will sell such common stock in one or more supplements to this prospectus. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless also accompanied by a prospectus supplement.

We or any selling stockholders may offer and sell the common stock directly to you, through agents that we select or through underwriters and dealers that we select. If we use agents, underwriters or dealers to sell the common stock, we will identify them and describe their compensation in a prospectus supplement. We also will set forth the price to the public of our common stock and the net proceeds we or any selling stockholders expect to receive from the sale of such common stock in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by any selling stockholders. In addition, the underwriters may overallot a portion of the common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

Investing in our common stock involves risks. Please see the section entitled Risk Factors beginning on page 8 of this prospectus, as well as in the applicable prospectus supplement, and any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we, or any selling stockholders, may sell the common stock described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the common stock that we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and/or any documents incorporated by reference, the document with the most recent date will control. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled Where You Can Find More Information.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we may authorize to be provided to you. No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, agent, or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The information in this prospectus is accurate as of its date. Therefore, before you invest in our common stock, you should carefully read this prospectus and any prospectus supplement relating to the common stock offered to you together with the additional information described in the section entitled Where You Can Find More Information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, the “Company,” “Unitil,” “we,” “us,” and “our” refer to Unitil Corporation and its subsidiaries, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the internet at the SEC’s web site at www.sec.gov. Our reports, proxy statements and other information are also available through our Internet site at www.unitil.com. The information contained in our website is not part of this prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

This prospectus is part of a registration statement that we filed with the SEC on Form S-3. This prospectus does not contain all of the information set forth in the registration statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. You may refer to the registration statement and the exhibits for more information about the securities and us. You may inspect the registration statement and exhibits without charge at the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this offering is complete. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information). The documents we incorporate by reference include the following (other than any information therein that we furnish, rather than file, with the SEC):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 10, 2025, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on March 28, 2025;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2025, as filed with the SEC on May 6, 2025;

•	our Current Reports on Form 8-K dated January 29, 2025 (filed February 4, 2025), March 31, 2025 (filed April 4, 2025), April 30, 2025 (filed May 5, 2025) and May 6, 2025 (filed May 12, 2025); and

•	the description of our common stock, no par value, contained in the registration statement on Form 8-A/A filed on November 3, 2017.

You may request a copy of any of these documents at no cost (other than an exhibit to the filing unless we have specifically incorporated that exhibit by reference into the filing) by writing or telephoning us at the following address:

Shareholder Relations

Unitil Corporation

6 Liberty Lane West

Hampton, NH 03842-1720

Telephone (800) 999-6501

www.unitil.com

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference into this prospectus contain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated by reference into this prospectus, including, without limitation, statements regarding the financial position, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These statements include declarations regarding our beliefs and current expectations. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include those referred to in the section entitled Risk Factors and the following:

•	numerous hazards and operating risks relating to our electric and natural gas distribution activities, which could result in accidents and other operating risks and costs;

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fluctuations in the supply of, demand for, and the prices of, electric and gas energy commodities and transmission and transportation capacity and the Company’s ability to recover energy supply costs in its rates;

•	catastrophic events;

•	customers’ preferred energy sources;

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cyber-attacks, acts of terrorism, acts of war, severe weather, solar events, electromagnetic events, natural disasters, the age and condition of information technology assets, human error, or other factors could disrupt our operations and cause us to incur unanticipated losses and expense;

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outsourcing of services to third parties could expose us to substandard quality of service delivery or substandard deliverables, which may result in missed deadlines or other timeliness issues, non-compliance (including with applicable legal requirements and industry standards) or reputational harm, which could negatively affect our results of operations;

•	unforeseen or changing circumstances, which could adversely affect the reduction of Company-wide direct greenhouse gas emissions;

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our regulatory and legislative environment (including laws and regulations relating to climate change, greenhouse gas emissions and other environmental matters) could affect the rates we are able to charge, our authorized rate of return, our ability to recover costs in our rates, our financial condition, results of operations and cash flows, and the scope of our regulated activities;

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general economic conditions, which could adversely affect (i) our customers and, consequently, the demand for our distribution services, (ii) the availability of credit and liquidity resources, and (iii) certain of our counterparty’s obligations (including those of our insurers and lenders);

•	our ability to obtain debt or equity financing on acceptable terms;

•	increases in interest rates, which could increase our interest expense;

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declines in capital markets valuations, which could require us to make substantial cash contributions to cover our pension obligations, and our ability to recover pension obligation costs in our rates;

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our ability to consummate acquisitions or other strategic transactions, to successfully integrate any acquired assets or business, or derive value from strategic transactions and investment, including but not limited to the completed acquisition of Bangor Natural Gas Company, the acquisition of Maine Natural Gas Company, and the acquisitions of Aquarion Water Company of Massachusetts, Inc., Aquarion Water Company of New Hampshire, Inc., and Abenaki Water Co., Inc.;

•	restrictive covenants contained in the terms of our and our subsidiaries’ indebtedness, which restrict certain aspects of our business operations;

•	customers’ preferred energy sources;

•	severe storms and our ability to recover storm costs in our rates;

•	variations in weather, which could decrease demand for our distribution services;

•	long-term global climate change, which could adversely affect customer demand or cause extreme weather events that could disrupt our electric and natural gas distribution services;

•	employee workforce factors, including the ability to attract and retain key personnel;

•	our ability to retain our existing customers and attract new customers;

•	increased competition; and

•	other presently known or unforeseen factors.

Many of these risks are beyond our control. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

OUR COMPANY

We are a public utility holding company headquartered in Hampton, New Hampshire. The following companies are subsidiaries of Unitil Corporation:

•	Unitil Energy Systems, Inc. (“Unitil Energy”);

•	Fitchburg Gas and Electric Light Company (“Fitchburg”);

•	Northern Utilities, Inc. (“Northern Utilities”);

•	Bangor Natural Gas Company (“Bangor”);

•	Granite State Gas Transmission, Inc. (“Granite State”);

•	Unitil Power Corp. (“Unitil Power”);

•	Unitil Realty Corp. (“Unitil Realty”);

•	Unitil Service Corp. (“Unitil Service”); and

•	Unitil Resources, Inc. (“Unitil Resources”).

Unitil and its subsidiaries are subject to comprehensive regulation by federal and state utility regulatory authorities, including regulation as a holding company system by the Federal Energy Regulatory Commission under the Energy Policy Act of 2005.

Our principal business is the local distribution of electricity and natural gas throughout our service territories in the states of New Hampshire, Maine and Massachusetts. Unitil Corporation is the parent company of four distribution utilities: (i) Unitil Energy, which provides electric service in the southeastern seacoast and state capital regions of New Hampshire, including the capital city of Concord; (ii) Northern Utilities, which provides natural gas service in southeastern New Hampshire and portions of southern and central Maine, including the city of Portland, which is the largest city in northern New England; (iii) Fitchburg, which provides both electric and natural gas service in the greater Fitchburg area of north central Massachusetts; and (iv) Bangor, which provides natural gas service in the Bangor area of central Maine. Unitil Energy, Fitchburg, Northern Utilities and Bangor are collectively referred to as our “retail distribution utilities.” On January 31, 2025, Unitil Corporation acquired Bangor. Bangor was incorporated under the laws of the State of Maine in 1998.

In addition, Unitil is the parent company of Granite State, an interstate natural gas transmission pipeline company that provides interstate natural gas pipeline access and transportation services to Northern Utilities in its New Hampshire and Maine service territory. Unitil’s operating revenue is substantially derived from regulated natural gas and electric distribution utility operations.

A sixth utility subsidiary, Unitil Power, formerly functioned as the full requirements wholesale power supply provider for Unitil Energy, but currently has limited business and operating activities. In connection with the implementation of electric industry restructuring in New Hampshire, Unitil Power ceased being the wholesale supplier for Unitil Energy in 2003 and divested substantially all of its long-term power supply contracts through the sale of the entitlements to the electricity associated with those contracts.

Unitil has three other wholly owned non-utility subsidiaries: (i) Unitil Service; (ii) Unitil Realty; and (iii) Unitil Resources. Unitil Service provides, at cost, a variety of administrative and professional services, including regulatory, financial, accounting, human resources, engineering, operations, technology and energy supply management services on a centralized basis to its affiliated Unitil companies. Unitil Realty owns and manages our corporate office in Hampton, New Hampshire, leases this facility to Unitil Service under a long-term lease arrangement, and owns certain other property. Unitil Resources is our wholly owned non-regulated subsidiary which currently does not have any activity.

Our retail distribution utilities serve approximately 109,400 electric customers and 97,600 natural gas customers in their service territories. Our retail distribution utilities are local “pipes and wires” utility distribution companies and, combined with Granite State, had a combined investment in Net Utility Plant of $1,618.9 million at March 31, 2025. We do not own or operate electric generating facilities or major transmission facilities and substantially all of our utility assets are dedicated to the retail delivery of electricity and natural gas to our customers. Our total operating revenue was approximately $494.8 million in the year ended December 31, 2024 and approximately $170.8 million in the three months ended March 31, 2025, which includes revenue to recover the cost of purchased electricity and natural gas in rates on a fully reconciling basis. As a result of this reconciling rate structure, our earnings are not affected by changes in the cost of purchased electricity and natural gas. Substantially all of our operating revenue is derived from regulated utility operations.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks described in our filings with the SEC referred to in the sections entitled Where You Can Find More Information and Incorporation of Certain Documents by Reference, and in the section entitled Cautionary Statement About Forward-Looking Information, as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2024 contains a discussion of significant risks in the section entitled Risk Factors, which could be relevant to your investment in our common stock. Subsequent filings with the SEC, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, may contain amended and updated discussions of significant risks. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we intend to use the net proceeds that we receive from the sale of the common stock covered by this prospectus for general corporate purposes, including capital contributions to our utility subsidiaries, repayment of debt, acquisitions, capital expenditures and working capital. We will have significant discretion in the use of any net proceeds.

The actual application of proceeds that we receive from the sale of any particular offering of common stock using this prospectus will be described in the applicable prospectus supplement relating to such offering.

We will not receive any proceeds from the sale of common stock by any selling stockholders.

DESCRIPTION OF COMMON STOCK

The following description of our common stock summarizes general terms that apply to our common stock. Because this is only a summary, it does not contain all of the information that may be important to you. This summary is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, and By-Laws, as amended. See the section entitled Where You Can Find More Information.

Authorized and Outstanding Shares

Our authorized capital stock consists of 25,000,000 shares of common stock, no par value. As of May 28, 2025, 16,260,238 shares of Unitil Corporation’s common stock were issued and outstanding. Unitil Corporation is not authorized to issue any shares of preferred stock. All of the common stock outstanding is fully paid and nonassessable.

Dividend Rights

Under our Articles of Incorporation, holders of our common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors. We may pay dividends on our common stock from any funds, property or shares legally available for such purpose. Our dividend policy is reviewed periodically by the Board of Directors. The amount and timing of all dividend payments is subject to the discretion of the Board of Directors, and will depend upon business conditions, results of operations, financial conditions and other factors.

Voting Rights and Cumulative Voting

Holders of our common stock are entitled to one vote per share on all matters requiring approval of holders of our common stock. Holders of our common stock have the exclusive right to vote for the election of directors and for any other purpose or any other subject and to be represented at and to receive notice of any meeting of shareholders.

Holders of our common stock do not have cumulative voting rights.

Preemptive Rights

The holders of our common stock have no preemptive rights to purchase additional shares of our common stock or any of our other securities.

Liquidation Rights

In the event that we are liquidated, after payment of our debts and liabilities, the holders of our common stock are entitled to share equally in the balance of our remaining assets, if any.

Transfer Agent and Registrar

Computershare Investor Services serves as the transfer agent and registrar of our common stock.

Board of Directors Classification

Our Board of Directors is divided into three classes, each class to be as nearly equal in number as possible as determined by the Board of Directors, with a minimum of nine directors, and maximum of 15 directors. The terms of the directors in each class will expire in successive years. Directors are elected by ballot for a term of three years. Vacancies on our Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. As of June 3, 2025, we had 11 directors.

Provisions of Our Articles of Incorporation and By-Laws That Could Delay, Defer or Prevent a Change in Control

Certain provisions in our Articles of Incorporation and By-Laws may delay, defer or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that such provisions will enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our Board of Directors to be in the best interest of us and our shareholders.

The provision in our Articles of Incorporation relating to classification of the Board of Directors could have the effect of making it difficult and time-consuming to change majority control of the Board of Directors. Such a change in control could take up to two annual meetings of shareholders to effect. As a result, this provision could limit our vulnerability to an unsolicited proposal to acquire us or our assets. Takeovers which are proposed and effected without prior consultation and negotiation with a board of directors and/or management are not necessarily detrimental to a company and its shareholders. The difficulties, if any, which may exist in effecting a change in control of our Board of Directors could benefit us by protecting the Board of Directors’ ability to negotiate with the proponent of an unfriendly or unsolicited takeover proposal.

Our Articles of Incorporation provide that shares of common stock when duly authorized may be issued from time to time for such consideration as may be fixed by the Board of Directors. Under the laws of the State of New Hampshire and our Articles of Incorporation and By-Laws, we can issue additional shares of common stock without further approval of our shareholders; however, the New York Stock Exchange requires that we obtain shareholder approval for certain issuances of common stock in excess of 20% of the amount outstanding prior to the issuance.

Our By-Laws require advance notice for annual and special meetings, which notices are always required to state the purposes for which the meetings are called. Our By-Laws also require advance notice of business proposed by shareholders and nominations of directors by shareholders. In addition, our Board of Directors may make, amend or repeal our By-Laws in whole or in part, except with respect to any provision thereof which by statute or by the Articles of Incorporation requires action by our shareholders.

We are a public utility holding company under the laws of the State of New Hampshire. Section 374:33 of the New Hampshire Revised Statutes provides that no public utility or public utility holding company may directly or indirectly acquire more than 10 percent of the stocks or bonds of another public utility holding company incorporated or doing business in the State of New Hampshire, without the approval of the Public Utilities Commission of New Hampshire.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions or other compensation paid to agents; and

•	any securities exchanges on which the securities may be listed.

We, and our agents, dealers, and underwriters, as applicable, may sell the securities being offered by us from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we or the selling stockholders will execute an underwriting agreement with them regarding the sale of the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement, for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we or the selling stockholders offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so, and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We and the selling stockholders may agree with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the selling stockholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

FINRA Requirements

If at the time of any offering made under this prospectus a member of FINRA participating in an offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”) or any successor rule thereto, that offering will be conducted in accordance with the relevant provisions of Rule 5121 or such successor rule.

General Information

We or the selling stockholders may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us or the selling stockholders in the ordinary course of their businesses.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock to be sold under this prospectus will be passed upon for us by Patrick Taylor, our Chief Regulatory Counsel. As of May 30, 2025, Mr. Taylor beneficially owned approximately 3,420 shares of our common stock. Certain legal matters with respect to the shares of common stock will be passed upon for any underwriters, dealers or agents, by their own counsel.

EXPERTS

The financial statements of Unitil Corporation as of December 31, 2024 and December 31, 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of Unitil Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INDEMNIFICATION

We are incorporated under the laws of the State of New Hampshire. The New Hampshire Business Corporation Act and our By-Laws permit or require indemnification of our directors and officers in a variety of circumstances, which may include indemnification with respect to liabilities under the Securities Act. Also, we have purchased insurance permitted by the New Hampshire Business Corporation Act on behalf of our directors, officers, employees and agents which may cover liabilities under the Securities Act.

The SEC has taken the position that indemnifying our directors, officers and controlling persons for liabilities under the Securities Act is against public policy and is, therefore, unenforceable. In addition, according to SEC requirements, we will not make any indemnification payment described above unless a court of competent jurisdiction has determined that the indemnification is not against public policy.

Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Janney Montgomery Scott	Scotiabank

June 3, 2025